UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

Intelligent Living America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	36-4794823
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

299 Alhambra Circle, Suite 512

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

800.800.5487

(Registrant’s telephone number, including area code)

80 SW 8th Street, Suite 1870

Miami, FL  33130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 19, 2015 the Company entered into an agreement with Venturian Group, Inc. to amend the existing promissory note to reduce the principal balance of the note by $360,000, from $610,000 to $250,000.  In addition, the Company amended the promissory note by issuing a convertible debenture to replace the Company’s existing note payable.  The debenture is convertible into common stock at a price equal to 60% of the trailing 10-day volume-weighted average price as quoted on the OTCBB or other exchange, bears interest at 6% annually, and has a two year term.  The convertible debenture agreement and the amendment to the promissory note are attached hereto as Exhibit 10.4 and Exhibit 10.5, respectively.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 1, 2014, Mr. Allen Firouz tendered his resignation from his position as a member of the Board of Directors of the Corporation (the “Board of Directors”) and as Chief Technology Officer of the Corporation, effective December 1, 2014.  His resignation was not a result of any dispute or disagreement with the management of the Corporation.

Item 7.01

Regulation FD Disclosure.

On January 7, 2015 we issued a press release announcing the consummation of the transaction with Venturian Group, Inc.  The press release is furnished hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Intelligent Living America, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

10.4	Convertible Debenture with Venturian Group, Inc.

10.5	First Amendment to Promissory Note with Venturian Group, Inc.

99.1	Press Release date January 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 7, 2015	Intelligent Living America, Inc.

	By:	/s/ Paul Favata
Paul Favata, President